UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 13, 2014 (February 12, 2014)

SANCHEZ ENERGY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 35372	45-3090102
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street

Suite 1800

Houston, Texas 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.                Unregistered Sales of Equity Securities.

On February 12, 2014, Sanchez Energy Corporation (the “Company”) entered into an exchange agreement with a holder of the Company’s 6.500% Cumulative Perpetual Convertible Preferred Stock, Series B, par value $0.01 per share (the “Series B Preferred Stock”), pursuant to which such holder agreed to exchange an aggregate of 400,000 shares of Series B Preferred Stock (and waive its rights to any accrued and unpaid dividends thereon) for 1,065,600 shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”).  Closing is expected to occur on February 18, 2014, subject to satisfaction or waiver of customary closing conditions.

The offer and issuance of the shares of Common Stock to the holder of the Series B Preferred Stock has been and will be made pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), provided by Section 3(a)(9) of the Securities Act, on the basis that the shares of Common Stock will be issued to an existing holder in a privately negotiated transaction and no commission or other remuneration was paid or given directly or indirectly for soliciting the exchange.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: February 13, 2013	By:	/s/ Michael G. Long
Michael G. Long
Executive Vice President and Chief Financial Officer